UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2007

PSI CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-20317	88-0270266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7222 COMMERCE CENTER DRIVE, SUITE 240, COLORADO SPRINGS, CO 80919

(Address of Principal Executive Offices) (Zip Code)

(719) 359-5533

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 15, 2007, PSI Corporation (the “Company”) concluded the last of a series of transactions beginning in August 2007 that resulted in the following:

• the cancellation of a net 28,520,384 issued and outstanding shares of common stock in the Company (i) by canceling an aggregate of 58,444,384 outstanding shares of common stock in connection with the settlement of legal proceedings, the return of collateral in connection with the cancellation of indebtedness and the voluntary contribution of shares of common stock to the Company by existing shareholders and (ii) by issuing an aggregate of 29,924,000 shares of common stock in connection with the settlement of legal proceedings, the conversion of the Company’s convertible notes and the retirement of the Company’s bridge loan; and

• the cancellation of an aggregate of $3,485,773 of indebtedness owing by the Company to third parties in connection with the conversion of the Company’s Series A, B-1 and B-2 Convertible Notes, the settlement of legal proceedings involving the Company and the reduction of claims by certain of the Company’s creditors. In connection with the cancellation of such indebtedness, the Company agreed to make cash payments totaling $130,443 over the next ten months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated : October 15, 2007	By: /s/ David Foni
Name: David Foni Title: Chairman and Chief Executive Officer

3